INDEMNIFICATION AGREEMENT

This Indemnification Agreement dated as of the ___ day of ______, 2000 by and between Energizer Holdings, Inc. (the "Company") and _____________________ ("Executive"),

                                   WITNESSETH:

WHEREAS, the Company and Executive have entered into a 2000 Restricted Stock Equivalents Award Agreement dated as of May 8, 2000 (the "Award Agreement"), pursuant to which the Company has agreed to award the Executive, up to the limit set forth in the Award Agreement, a restricted stock equivalent for every share of the Company's $.01 par value common stock ("Common Stock") that the Executive acquires prior to May 8, 2002; and

WHEREAS, the Company recognizes that the Executive's acquisition of shares of Common Stock may create financial difficulties for the Executive and that Executive may be required to borrow funds necessary to acquire such shares of Common Stock; and

WHEREAS, the Company has arranged for Bank of America to extend a loan commitment to Executive in order to enable Executive to acquire shares of Common Stock, and has agreed to guarantee the total amount of any loan extended by Bank of America to Executive;

NOW THEREFORE, in consideration of the Company's guarantee of his loan from Bank of America, Executive hereby agrees to indemnify and hold harmless the Company, to the full extent lawful, from and against all losses, claims, damages, liabilities and expenses incurred by the Company in connection with, or arising out of, its guarantee of said loan.

Executive further agrees that he will promptly reimburse the Company for all expenses (including reasonable fees and disbursements of counsel) as they may be incurred by the Company in connection with investigating, preparing for or defending any pending or threatened claim or action by Bank of America in respect of which indemnification may be sought hereunder, and in enforcing this Indemnification Agreement.

In addition, Executive hereby grants the Company the right, exercisable at its discretion and to the extent permitted by law, to withhold from any and all amounts payable to Executive by the Company such amounts as the Company reasonably deems necessary in full or partial satisfaction of Executive's obligation to the Company pursuant to this Indemnification Agreement.

Executive's indemnity and reimbursement obligations under this Indemnification Agreement shall be in addition to any liability that he may have, at common law or otherwise, and shall be binding on his successors and assigns.

Upon demand for payment by Bank of America under the terms of said guarantee, the Company agrees to notify Executive in writing of such demand, but failure to so notify Executive will not relieve him of any liability which he may have hereunder unless, and only to the extent that, such failure results in the forfeiture by Executive of substantial rights and defenses with respect to the loan or the guarantee.

Solely for purposes of enforcing this Indemnification Agreement, Executive hereby consents to personal jurisdiction, service and venue in any court in which any claim or proceeding which is subject to, or which may give rise to a claim for indemnification under, this Indemnification Agreement is brought against the Company.

This Indemnification Agreement shall be deemed made in the State of Missouri. This Indemnification Agreement and all controversies arising from or relating to performance under this Indemnification Agreement shall be governed by and construed in accordance with the laws of the State of Missouri, without giving effect to such states rules concerning conflicts of laws. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR ACTION ARISING OUT OF THIS INDEMNIFICATION AGREEMENT IS HEREBY WAIVED.

If any provision of this Indemnification Agreement shall be held invalid or unenforceable to any extent, ther remainder thereof and the application of such provision to other circumstances shall not be affected thereby and such provision shall be enforced to the greatest extent permitted by applicable law and such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof.

No failure or delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right.

This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement.

No modifications of or amendments to this Indemnification Agreement shall be valid or binding unless set forth in writing and duly executed by all parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement on the day and year first above written.



_____________________________               ENERGIZER  HOLDINGS,  INC.
EXECUTIVE



                                            By:  __________________________
                                            Title:  _________________________
Executive  Officers  That  Have  Entered  Into  Indemnification  Agreement
Mr.  Zimmermann
Mr.  Strachan
Mr.  Rose
Mr.  McClanathan
Mr.  Conrad
Mr.  Sanborn